Exhibit 10.4

AMENDMENT NO. 2

TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$8,000,000

BY AND AMONG

RICEBRAN TECHNOLOGIES,
as Borrower,

NUTRACEA, LLC,
SRB-IP, LLC,
 SRB-MERM, LLC,
 SRB-LC, LLC,
 SRB-MT, LLC,
 SRB-WS, LLC,
 RICEX COMPANY,
 RICEX NUTRIENTS, INC.,
 RICE SCIENCE, LLC,
 RICE RX, LLC,
as Joint and Several Guarantors,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

October 11, 2013

AMENDMENT NO. 2 TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of October 11, 2013 (the “Effective Date”), by and among (i) RICEBRAN TECHNOLOGIES, a corporation incorporated under the laws of the State of California, as borrower (the “Borrower”), (ii) NUTRACEA, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-IP, LLC, limited liability company organized and existing under the laws of the State of Delaware, SRB-MERM, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-LC, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-MT, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-WS, LLC, a limited liability company organized and existing under the laws of the State of Delaware, RICEX COMPANY, a corporation incorporated under the laws of the State of Delaware, RICEX NUTRIENTS, INC., a corporation incorporated under the laws of the State of Montana, RICE SCIENCE, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and RICE RX, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as joint and several guarantors (together, jointly and severally, the “Guarantors” and together with the Borrower, the “Credit Parties”), and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”).

W I T N E S S E T H

WHEREAS, the Credit Parties and the Lender have entered into that certain senior secured revolving credit facility agreement, dated as of April 30, 2013 (the “Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving loan in the amount of up to Eight Million United States Dollars (US$8,000,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of One Million Four Hundred Thousand United States Dollars (US$1,400,000) to the Borrower;

WHEREAS, the Credit Parties have previously entered into that certain amendment no. 1 to the Credit Agreement, dated as of July 18, 2013 (“Amendment No. 1”), pursuant to which the Lender advanced an additional principal amount of Six Hundred Thousand United States Dollars (US$600,000) to the Borrower

WHEREAS, as of the Effective Date, a total aggregate principal amount of Two Million United States Dollars (US$2,000,000) of principal plus applicable interest are outstanding;

WHEREAS, in connection with this Amendment, the Borrower has requested and the Lender has agreed to advance an additional principal amount of Eight Hundred Thousand United States Dollars (US$800,000) to the Borrower for working capital financing for Borrower and for any other purposes permitted under the Amended Credit Agreement, as further amended hereby;

WHEREAS, in consideration of the advance to be made by the Lender to the Borrower in connection herewith, the Borrower has, inter alia, agreed (i) to increase the Reserve Amount from fifteen percent (15%) of the Revolving Loan Commitment to twenty percent (20%) of the Revolving Loan Commitment; (ii) beginning in January 2014, repay the outstanding principal amounts pursuant to a repayment schedule set forth herein, and (iii) beginning in January 2014, pay the Facility Fee Shares pursuant to a payment schedule set forth herein, each effective as of the Effective Date;

WHEREAS, the parties to this Amendment desire to further amend the Credit Agreement, as previously amended by Amendment No. 1 (as previously amended thereby, the “Amended Credit Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

2.            Amendment of the Amended Credit Agreement.  Subject to the terms and conditions of this Amendment, the Amended Credit Agreement is hereby further amended and supplemented as follows:

(a)          all references to the “Senior Secured Revolving Credit Facility Agreement” or the “Agreement” contained in the Amended Credit Agreement shall be deemed to refer to the Amended Credit Agreement as further amended hereby;

(b)          The definition of “Mandatory Principal Repayment Amount” shall be inserted as follows in Section 1.1, in the appropriate alphabetical order, and each subsequent definition contained in Section 1.1 shall be renumbered accordingly:

“Mandatory Principal Repayment Amount” shall have the meaning given to it in Section 2.1(d)(i).

(c)          The definition of “Reserve Amount” in Section 1.1 shall be revised as follows:

“Reserve Amount” shall mean an amount, expressed in Dollars, equal to Three Hundred Thousand and No/100 United States Dollars (US$300,000), which amount shall be increased each month following October 2013 by an amount equal to twenty percent (20%) of all Receipts received into the Lock Box Account in that month until such time as the Reserve Amount equals twenty percent (20%) of the then applicable Revolving Loan Commitment.

(d)          The definition of “Share Value” in Section 1.1 shall be revised as follows:

“Share Value” shall mean a dollar amount of Five Hundred Twenty-Three Thousand and No/100 United States Dollars (US$523,000.00).

(e)          Section 2.1(c) shall be revised to replace the first two (2) sentences with the following:

Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans and interest shall be repaid on or before the Revolving Loan Maturity Date.  Unless otherwise expressly agreed by Lender, principal amounts repaid on the Revolving Note may not be re-borrowed.

(f)           Section 2.1(d)(i) shall be deleted in its entirety and shall be replaced with the following:

Mandatory Principal Repayments; Overadvances.  Beginning January 15, 2014 and continuing on the fifteenth (15th) day of each subsequent month (or the immediately subsequent business day if such day is not a business day), the Borrower shall make principal payments to the Lender in the following amounts:

January 2014	$175,000
February 2014	$175,000
March 2014	$200,000
April 2014	$225,000
May 2014	$250,000
June 2014	$275,000
July 2014	$300,000
August 2014	$300,000
September 2014	$300,000
October 2014	$300,000
November 2014	$300,000

(such amount each month, the “Mandatory Principal Repayment Amount”)

In addition to Borrower’s obligation to make principal payments hereunder, Lender is permitted to use amounts in the Lock Box Account toward the payment of the outstanding principal balance of all Revolving Loans, provided, however, that the use of funds in the Lock Box Account toward principal repayments shall not be in excess of the amounts provided in the payment schedule above in any given month.  All Revolving Loans hereunder shall be repaid by Borrower as provided in this Section, on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess

(g)         Section 2.1(e)(i) shall be revised to replace the ninth (9th) sentence therein with the following text:

The Credit Parties and Lender agree that all payments made to such Lock Box Account, whether in respect of Receipts, as proceeds of other collateral, or otherwise, will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to any accrued but unpaid Receipts Collection Fee; (5) if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then twenty percent (20%) of all Receipts received into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until a Reserve Amount equal to twenty percent (20%) of the then applicable Revolving Loan Commitment is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations; (6) to amounts payable pursuant to Section 2.1(d), including, but not limited to, the Mandatory Principal Repayment Amount; (7) to amounts payable pursuant to 2.2(g) and (8) during the continuance of an Event of Default, to Lender (including any Reserve Amount then in the Lock Box Account), to reduce the outstanding Revolving Loan balance to zero (each of the foregoing payments, the “Lock Box Payments”).

(h)         Section 2.2(g)(i) shall be revised to replace the first (1st) sentence therein with the following text:

The Borrower shall pay to Lender a fee for investment banking and advisory services provided by the Lender to the Borrower by issuing to Lender in an unregistered offering that number of shares of the Borrower’s Common Stock equal to the Share Value.

(i)            Section 2.2(g)(ii) shall be revised to delete the first (1st) sentence therein in its entirety and replace the third (3rd) sentence therein in its entirety with the following:

At any time the Lender may elect, the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Facility Fee Shares, which net proceeds for purposes of this Agreement shall equal the total purchase price of those shares in the open market, less any broker’s fees paid to execute the orders for such sales (the “Sale Reconciliation”).

(j)            Section 2.2(g)(iii) shall be replaced in its entirety with the following:

Mandatory Redemption. Beginning January 15, 2014 and continuing on the fifteenth (15th) day of each subsequent month (or the immediately subsequent business day if such day is not a business day), the Borrower shall redeem the Facility Fee Shares for an amount equal to the aggregate Share Value, as follows:

January 2014	$50,000
February 2014	$50,000
March 2014	$50,000
April 2014	$50,000
May 2014	$50,000
June 2014	$50,000
July 2014	$50,000
August 2014	$50,000
September 2014	$50,000
October 2014	$73,000
The Lender may attempt to sell the Facility Fee Shares in accordance with Section 2.2(g)(ii) and applicable securities laws to satisfy the above amounts due, provided, however, that Lender shall not have an affirmative obligation to do so and any failure on the part of the Lender to sell or attempt to sell the Facility Fee Shares for any reason shall not adversely affect Lender’s rights under this Section or under any other Section of the Credit Agreement.  Any cash proceeds received by the Lender from any sales of Facility Fee Shares, if any, shall be deducted from the amounts provided in the payment schedule above in reverse chronological order.  Payment made pursuant to this Section shall be payable by wire transfer to an account designated by Lender.

(k)          Section 2.2(g)(vi) shall be added as follows:

Limitations. The Borrower shall not affect any issuance of shares of Common Stock in connection with any Loan Document or otherwise, and the Lender shall not have the right to receive shares of Common Stock to the extent that after giving effect to issuance, the Lender (together with its Affiliates and any Persons acting as a group together with the Lender or any of the its Affiliates) would beneficially own shares of Common Stock in excess of 9.99% of the number of issued and outstanding shares of Common Stock.  The restriction described in this Section may be waived, in whole or in part, upon sixty-one (61) days’ prior notice from the Lender to the Borrower to increase such percentage.

3.            Principal Advance.  On the Effective Date, the Lender shall advance to the Borrower a principal amount equal to Eight Hundred Thousand United States Dollars (US$800,000), provided that all conditions precedent contained herein have been satisfied, in the Lender’s sole and absolute discretion.

4.            Use of Proceeds.  Notwithstanding anything which may be contained in the Amended Credit Agreement to the contrary, the principal advance being made in connection with this Amendment shall be used by the Borrower pursuant to the Use of Proceeds Confirmation delivered by the Borrower to the Lender in connection herewith.

5.            Renewal of Revolving Loan.  Pursuant to Section 2.3 of the Amended Credit Agreement, by its execution hereof, the Borrower hereby provides written notice to Lender of Borrower’s election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date until November 17, 2014 (subject to the terms and conditions of the Amended Credit Agreement, as further amended hereby) and, by its execution hereof, the Lender hereby consents and agrees to such renewal and extension.

6.            Issuance of Amended and Restated Promissory Note.  Subject to the terms and conditions of this Amendment, the Borrower shall and does hereby agree to issue to the Lender (consented and agreed to by each of the Guarantors), simultaneously with the execution of this Amendment, an original promissory note in the principal amount of Two Million Eight Hundred Thousand United States Dollars (US$2,800,000), or such lesser principal amount as may be outstanding from time to time, dated as of the Effective Date, in the form attached hereto as Exhibit A (the “Amended and Restated Promissory Note”).

7.            Cancellation of Existing Promissory Note.  By the Credit Parties’ execution and delivery to the Lender of the Amended and Restated Promissory Note, that certain promissory note originally issued by the Borrower in favor of the Lender, dated July 18, 2013, in the original principal amount of Two Million Four Hundred Thousand United States Dollars (US$2,400,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Credit Parties.  It is the intention of the parties that while the Amended and Restated Promissory Note amends, restates, replaces and supersedes the existing promissory note, in its entirety, the issuance of the Amended and Restated Promissory Note is not in payment or satisfaction of the existing promissory note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the existing debt.

8.            Waiver of Event of Default.  The Borrower is currently in default with respect to Section 2.2(g)(vi) of the Credit Agreement due to Borrower’s failure to register the Facility Fee Shares currently in Lender’s possession in the registration statement filed on Form S-1 with the United States Securities and Exchange Commission on September 30, 2013.  Lender has agreed, in consideration of the Borrower entering into this Amendment and agreeing to pay the fees in connection herewith, to immediately and forever waive the existing default and Event of Default relating to Section 2.2(g)(vi).  By its execution hereof, such default and Event of Default is hereby immediately and forever waived.  Such waiver shall not effect Lender’s ability to declare a default or an Event of Default for any other reason, including, but not limited to, Borrower’s failure to comply with Section 2.2(g)(vi) following the date hereof.

9.            Representations and Warranties of the Credit Parties.  The Credit Parties each represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of each Credit Party set forth in the Amended Credit Agreement, as further amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

10.         Security Interest Confirmation.  The Credit Parties each hereby represent, warrant and covenant that (i) the Lender’s security interests in all of the “Collateral” (as such term is defined in each Security Agreement executed by each of the Credit Parties in connection with the Credit Agreement) are and remain valid, perfected, security interests in such Collateral, (ii) the additional principal amount advanced by the Lender in connection with this Amendment and the Amended and Restated Promissory Note and any and all additional obligations incurred by the Credit Parties in connection therewith constitute Obligations (as defined in the Credit Agreement) and such additional principal amount and additional obligations are each secured by Lender’s security interests in all of the Collateral, and (iii) the Credit Parties have not granted any other encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, other than Permitted Liens.

11.         No Defaults.  Each Credit Party hereby represents and warrants that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

12.         Covenants.  Each Credit Party hereby reaffirms that each has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and each Loan Document, and each covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Amended Credit Agreement, as further amended hereby, shall remain in effect.

13.         No Other Amendment.  All other terms and conditions of the Amended Credit Agreement shall remain in full force and effect and the Amended Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

14.         Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to the Lender that: (i) the Amended Credit Agreement, as further amended hereby, and each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) all obligations of the Credit Parties under the Amended Credit Agreement, as further amended hereby, and each of the Loan Documents are, shall be and continue to be secured by and under the respective Security Agreements entered into by the Credit Parties in connection with the Credit Agreement and all other Loan Documents; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Credit Parties to or against the enforcement of the Amended Credit Agreement, as further amended hereby, or any of the Loan Documents, and to the extent the Credit Parties have any defenses, setoffs, counterclaims, cross-actions or equities against the Lender and/or against the enforceability of the Amended Credit Agreement, as further amended hereby, or any of the Loan Documents, the Credit Parties acknowledge and agree that same are hereby fully and unconditionally waived; and (iv) no oral representations, statements, or inducements have been made by the Lender or any agents or representatives of the Lender with respect to the Amended Credit Agreement, as further amended hereby, or any of the Loan Documents.

15.         Fees and Expenses.  The Borrower agrees to pay to the Lender, upon the execution hereof, (i) a commitment fee equal to Sixteen Thousand United States Dollars (US$16,000), (ii) a due diligence fee equal to Twelve Thousand Five Hundred United States Dollars (US$12,500); (iii) a legal fee equal to Twelve Thousand Five Hundred United States Dollars (US$12,500), (iii) an asset monitoring fee equal to Two Thousand United States Dollars (US$2,000), and (iv) all costs and expenses of the Lender and Lender's counsel in connection with the preparation and execution of this Amendment, including, but not limited to, documentary stamp tax fees, UCC-1 Financing Statement search fees, and Certificate of Good Standing fees.  The Lender and the Borrower agree that all fees payable by the Borrower to the Lender upon the execution hereof shall be listed on the closing statement executed in connection herewith and offset against the principal advance proceeds.

16.         Share Issuance.  The Borrower shall pay to Lender a fee for investment banking and advisory services provided by the Lender to the Borrower on or prior to the Effective Date by issuing to Lender in an unregistered offering that number of shares of the Borrower’s Common Stock equal to a dollar amount of Ninety-Three Thousand United States Dollars (US$93,000.00), which such amount (and any amounts paid to Lender pursuant to Section 16 of Amendment No. 1) is included within the definition of “Share Value”.  The parties agree that the number of shares initially issuable to Lender in connection herewith shall be One Million Three Hundred Twenty Eight Thousand Five Hundred Seventy One (1,328,571) shares of the Borrower’s Common Stock (the “Shares”), which Shares are “Borrower Securities” under the Credit Agreement.  The Borrower shall instruct its transfer agent to issue certificates representing the Shares on the Effective Date and shall cause its transfer agent (the “Transfer Agent”) to deliver such certificates to Lender within five (5) Business Days from the Effective Date.  In the event such certificates representing the Shares issuable hereunder shall not be delivered to the Lender within five (5) Business Days of the Effective Date, same shall be an immediate default under this Amendment, the Amended Credit Agreement, as amended hereby, and the other Loan Documents.  The Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable.  The Shares shall be deemed fully earned as of the Effective Date, in consideration therefore, regardless of the amount or number of Revolving Loans made hereafter.  Lender hereby makes as of the date hereof all representations and warranties set forth in Section 13 of the Credit Agreement.

17.         Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent, each in a form satisfactory to the Lender in its sole discretion:

(a)         Amendment.  Each Credit Party shall have executed and delivered to the Lender this Amendment;

(b)        Amended and Restated Promissory Note.  Each Credit Party shall have executed and delivered to the Lender the Amended and Restated Promissory Note;

(c)          Use of Proceeds Confirmation.  The Borrower shall have delivered to the Lender a Use of Proceeds Confirmation;

(d)         Closing Statement.  The Borrower shall have executed and delivered to the Lender a Closing Statement;

(e)         Opinion of Counsel.  The Lender shall have received a customary opinion of the Credit Parties’ counsel;

(f)           Corporate Documents.  The Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, approval of the board of directors or managers of each of the Credit Parties, resolutions of the shareholders of the Subsidiaries of the Borrower, and an officer’s certificate of each Credit Party, each in form and substance satisfactory to the Lender in its sole discretion;

(g)         Search Results.  The Lender shall have received copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties and/or their subsidiaries, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)         Certificate of Good Standing.  The Lender shall have received a Certificate of Good Standing from the Secretary of State of the state of organization of each Credit Party, and each subsidiary thereof, evidencing the good standing thereof;

(i)            Fees Paid.  The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(j)            Eligible Accounts.  The Borrower shall have delivered such evidence to the Lender as the Lender shall request evidencing the amount of Eligible Accounts and the Lender shall be satisfied, in its sole discretion, with such amount and that such amount permits an additional principal advance hereunder;

(k)          No Event of Default; Representations and Warranties.  The Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of each Credit Party, dated such a date as is reasonably acceptable to Lender, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the Amended Credit Agreement, as further amended hereby, shall be true on and as of the Effective Date (except to the extent such representation or warranty expressly relates to an earlier date).

18.         Execution in Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

19.         Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Credit Parties of this Amendment, and the documents executed and delivered in connection herewith, and the performance by Credit Parties of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Credit Parties and its boards of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Credit Parties in connection with this Amendment, no other corporate action or consent on the part of the Credit Parties, its board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties’ obligations hereunder and thereunder.  This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents is duly authorized to act and execute same on behalf of the Credit Parties) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms.

20.         GOVERNING LAW.  EXCEPT IN THE CASE OF THE MANDATORY FORUM SELECTION CLAUSE SET FORTH HEREIN, THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT, AS FURTHER AMENDED HEREBY, THE LOAN DOCUMENTS AND THE AMENDED AND RESTATED PROMISSORY NOTE SHALL BE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

21.          MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AMENDMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AMENDMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

22.          Amendment Effective Date.  All references in any Loan Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Amended Credit Agreement as further amended hereby, and the parties hereto agree that on and after the Effective Date, the Amended Credit Agreement, as further amended hereby, is in full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BORROWER:

RICEBRAN TECHNOLOGIES

By:	/s/ W. John Short
Name:	W. John Short
Title:	Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

[ signature page 1 of 3 ]

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing amendment no. 2 to the senior secured revolving credit facility agreement (the “Amendment”) as a guarantor, hereby consents and agrees to said Amendment and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Amendment.

GUARANTORS:

NUTRACEA, LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President & CEO

SRB-IP. LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President & CEO

SRB-MERM, LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President & CEO

SRB-LC, LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President & CEO

SRB-MT, LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President & CEO

[ signature page 2 of 3 ]

SRB-WS, LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President & CEO

RICEX COMPANY

By:	/s/ W. John Short
Name:	W. John Short
Title:	President

RICE SCIENCE LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President

RICE RX, LLC

By:	/s/ W. John Short
Name:	W. John Short
Title:	President

[ signature page 3 of 3 ]

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

4